Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2024 relating to the consolidated financial statements of Vistagen Therapeutics, Inc. as of and for the years ended March 31, 2024 and 2023, which appears in Vistagen Therapeutics, Inc.’s Annual Report on Form 10‑K for the year ended March 31, 2024.

/s/ WithumSmith+Brown, PC

San Francisco, California

June 14, 2024